Exhibit 10.1

EXECUTION VERSION

SECOND AMENDMENT TO SHARE AND ASSET PURCHASE AGREEMENT

THIS SECOND AMENDMENT TO THE SHARE AND ASSET PURCHASE AGREEMENT (this “Amendment”) is entered into on September 23, 2019 by and among Alibaba Group Holding Limited, a Cayman Islands company; 浙江蚂蚁小微金融服务集团股份有限公司(Ant Small and Micro Financial Services Group Co., Ltd., formerly known as 浙江蚂蚁小微金融服务集团有限公司 (Zhejiang Ant Small and Micro Financial Services Group Co., Ltd.)), a company limited by shares organized under the Laws of Mainland China; and SoftBank Group Corp., a Japanese corporation (collectively, the “Parties”). Capitalized terms used but not defined in this Amendment shall have the meaning ascribed to them in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, the Parties are parties to the Share and Asset Purchase Agreement, dated as of August 12, 2014 and amended pursuant to that Amendment Agreement dated as of February 1, 2018, as amended from time to time prior to the date hereof (the “Purchase Agreement”); and

WHEREAS, the Parties desire to amend certain provisions of the Purchase Agreement as provided herein.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in the Purchase Agreement and for other good and valuable consideration, the receipt and adequacy of which are acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

AGREEMENTS

1.                                      Amendment . In accordance with Section 12.2(a)(i) of the Purchase Agreement, the Parties hereby amend the Purchase Agreement as follows:

1.1                               Section 2.2(b) and (c) and Section 2.5(a), (b) and (c) shall be deleted in their entirety and replaced with the provisions in Annex 1;

1.2                               Exhibit B to the Purchase Agreement shall be deleted in its entirety and replaced with the provisions in Annex 2;

1.3                               Exhibit I to the Purchase Agreement shall be deleted in its entirety and replaced with the provisions in Annex 3;

1.4                               Section 2.3(j) shall be deleted in its entirety and replaced with the following:

(j)                                    Implementing Documents. On the Issuance Closing, the applicable Parties shall deliver (i) counterparts to the Onshore IP Transfer Agreement(s) in substantially the form attached as Exhibit G, duly executed by the applicable Onshore Stage 1 Retained IP Transferors and the applicable Onshore Stage 1 Retained IP Transferees party thereto, and (ii) counterparts to the applicable Offshore IP Transfer Agreement(s) in substantially the form attached as Part 1 or Part 2 of Exhibit I, duly executed by the relevant Offshore Stage 1 Retained IP Transferors and

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Offshore Stage 1 Retained IP Transferees (or in the case of an Offshore IP Transfer Agreement in the form attached as Part 2 of Exhibit I, the relevant Affiliates of the Seller and Purchaser) party thereto. As soon as reasonably practicable following the Issuance Closing, the applicable Parties shall deliver counterparts to the Onshore IP Ancillary Short-Form Agreement in substantially the form attached as Exhibit H, duly executed by the applicable Onshore Stage 1 Retained IP Transferors and the applicable Onshore Stage 1 Retained IP Transferees party thereto.

2.                                      Effect on Purchase Agreement. This Amendment shall not constitute a waiver, amendment or modification of any provision of the Purchase Agreement not expressly provided for herein. Except as expressly amended hereby, the provisions of the Purchase Agreement are and shall remain in full force and effect.

3.                                      Miscellaneous. The provisions of Sections 1.3, 1.4, 7.1 and Article 12 of the Purchase Agreement are hereby incorporated by reference and shall apply mutatis mutandis to this Amendment.

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be signed by their respective officers thereunto duly authorized as of the date first written above.

ALIBABA GROUP HOLDING LIMITED

By:	/s/ Timothy Alexander Steinert
Name:	Timothy Alexander Steinert
Title:	Authorized Officer

[Project Viva - Signature Page to Second Amendment to SAPA]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be signed by their respective officers thereunto duly authorized as of the date first written above.

浙江蚂蚁小微金融服务集团股份有限公司
(Ant Small and Micro Financial Services Group Co., Ltd.)

By:	/s/ Leiming Chen
Name:	Leiming Chen
Title:	Authorized Signatory

[Project Viva - Signature Page to Second Amendment to SAPA]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be signed by their respective officers thereunto duly authorized as of the date first written above.

SOFTBANK GROUP CORP.

By:	/s/ Masayoshi Son
Name:	Masayoshi Son
Title:	Chairman & CEO

[Project Viva - Signature Page to Second Amendment to SAPA]

Annex 1

Section 2.2(b) and (c) and Section 2.5(a), (b) and (c)

Section 2.2                                    Asset Transfers.

(b)                                 Stage 1 Retained IP Transfers.

(i)                                     Onshore Stage 1a Retained IP. Subject to the terms and conditions of this Agreement, at the Issuance Closing, the Seller shall, and shall cause the applicable Onshore Stage 1 Retained IP Transferor to, sell, convey, assign and transfer (or, at or prior to the Issuance Closing, enter into binding agreements to sell, convey, assign and transfer upon receipt of required approvals or filing of required registrations), free and clear of any Encumbrances other than Permitted Encumbrances, their respective right, title and interest in and to the Retained IP set forth on Schedule 2.2(b)(i) (all such portions of the Retained IP, the “Onshore Stage 1a Retained IP”) to the Onshore Stage 1 Retained IP Transferee(s), and such Onshore Stage 1 Retained IP Transferee(s) shall acquire and accept (or, at or prior to the Issuance Closing, enter into binding agreements to acquire and accept upon receipt of required approvals or filing of required registrations) from the applicable Onshore Stage 1 Retained IP Transferor such right, title and interest in and to the Onshore Stage 1a Retained IP, in consideration for the payment of an amount in cash equal to the Onshore Stage 1a Retained IP Value in accordance with Section 2.5(a).

(ii)                                  Onshore Stage 1b Retained IP. Subject to the terms and conditions of this Agreement, at the Issuance Closing, the Seller shall, and shall cause the applicable Onshore Stage 1 Retained IP Transferor to, sell, convey, assign and transfer (or, at or prior to the Issuance Closing, enter into binding agreements to sell, convey, assign and transfer upon receipt of required approvals or filing of required registrations), free and clear of any Encumbrances other than Permitted Encumbrances, their respective right, title and interest in and to the Retained IP set forth on Schedule 2.2(b)(ii) (all such portions of the Retained IP, the “Onshore Stage 1b Retained IP”) to the Onshore Stage 1 Retained IP Transferee(s), and such Onshore Stage 1 Retained IP Transferee(s) shall acquire and accept (or, at or prior to the Issuance Closing, enter into binding agreements to acquire and accept upon receipt of required approvals or filing of required registrations) from the applicable Onshore Stage 1 Retained IP Transferor such right, title and interest in and to the Onshore Stage 1b Retained IP, in consideration for the payment of an amount in cash equal to the Onshore Stage 1b Retained IP Value in accordance with Section 2.5(a).

(iii)                               Offshore Stage 1a Retained IP. Subject to the terms and conditions of this Agreement, at the Issuance Closing, the Seller shall, and shall where applicable cause the applicable Offshore Stage 1 Retained IP Transferor to, sell, convey, assign and transfer (or, at or prior to the Issuance Closing, enter into binding agreements to sell, convey, assign and transfer upon receipt of required approvals or filing of required registrations), free and clear of any Encumbrances other than Permitted Encumbrances, their respective right, title and interest in and to the Retained IP set forth on Schedule 2.2(b)(iii) (all such portions of the Retained IP, the “Offshore Stage 1a Retained IP”) to the Offshore Stage 1 Retained IP Transferee(s), and such

Offshore Stage 1 Retained IP Transferee(s) shall acquire and accept from (or, at or prior to the Issuance Closing, enter into binding agreements to acquire and accept upon receipt of required approvals or filing of required registrations) the applicable Offshore Stage 1 Retained IP Transferor such right, title and interest in and to the Offshore Stage 1a Retained IP, in consideration for the incurrence of a binding obligation to pay of an amount in cash equal to the Offshore Stage 1a Retained IP Value payable in accordance with Section 2.5(b). For the avoidance of doubt, the transfer by the Offshore Stage 1 Retained IP Transferors of the Offshore Stage 1a Retained IP pursuant to Section 2.2(b)(iii) may be by way of transfer to one or more Affiliates of the Offshore Stage 1 Retained IP Transferee(s) of the equity in one or more Affiliates of the Seller holding the Offshore Stage 1a Retained IP.

(iv)                              Offshore Stage 1b Retained IP. Subject to the terms and conditions of this Agreement, at the Issuance Closing, the Seller shall, and shall where applicable cause the applicable Offshore Stage 1 Retained IP Transferor to, sell, convey, assign and transfer (or, at or prior to the Issuance Closing, enter into binding agreements to sell, convey, assign and transfer upon receipt of required approvals or filing of required registrations), free and clear of any Encumbrances other than Permitted Encumbrances, their respective right, title and interest in and to the Retained IP set forth on Schedule 2.2(b)(iv) (all such portions of the Retained IP, the “Offshore Stage 1b Retained IP”) to the Offshore Stage 1 Retained IP Transferee(s), and such Offshore Stage 1 Retained IP Transferee(s) shall acquire and accept from (or, at or prior to the Issuance Closing, enter into binding agreements to acquire and accept upon receipt of required approvals or filing of required registrations) the applicable Offshore Stage 1 Retained IP Transferor such right, title and interest in and to the Offshore Stage 1b Retained IP, in consideration for the payment of an amount in cash equal to the Offshore Stage 1b Retained IP Value in accordance with Section 2.5(a). For the avoidance of doubt, the transfer by the Offshore Stage 1 Retained IP Transferors of the Offshore Stage 1b Retained IP pursuant to Section 2.2(b)(iv) may be by way of transfer to one or more Affiliates of the Offshore Stage 1 Retained IP Transferee(s) of the equity in one or more Affiliates of the Seller holding the Offshore Stage 1b Retained IP.

(v)                                 The Purchaser and its Subsidiaries shall be responsible for any VAT payable with respect to the transfer of the Stage 1 Retained IP pursuant to this Section 2.2(b). Without duplication of any amounts included in the Subscription Price Deduction, the Purchaser shall be responsible for, and shall pay to Seller, all applicable Taxes imposed on or directly related to the transfer of the Stage 1a Retained IP (including the stamp duty and income tax), other than VAT for which the Purchaser or its Subsidiaries are directly responsible pursuant to this Section 2.2(b)(v).

(vi)                              As a condition to the Seller’s (or the applicable Onshore Stage 1 Retained IP Transferors’ or Offshore Stage 1 Retained IP Transferors’) obligation to transfer, and effectiveness of the transfers of, any Stage 1 Retained IP in accordance with this Section 2.2(b), the Seller, on the one hand, and the Purchaser, Onshore Stage 1 Retained IP Transferee(s) and the Offshore Stage 1 Retained IP Transferee(s), on the other hand, shall execute and deliver a cross-license agreement in substantially the form attached as Exhibit B (the “Cross-License Agreement”) on or prior to the Issuance Closing Date.

(vii)                           To the extent, if any, that any Stage 1 Retained IP cannot be sold, conveyed, assigned or transferred by the Seller (or the applicable Onshore Stage 1 Retained IP Transferor(s) or Offshore Stage 1 Retained IP Transferor(s)) to the Purchaser (or the applicable Onshore Stage 1 Retained IP Transferee(s) or Offshore Stage 1 Retained IP Transferee(s)) as of the Issuance Closing Date as contemplated by this Section 2.2(b), whether as a result of applicable Law, the necessity of obtaining additional approvals of Governmental Authorities, or otherwise, or that the Seller (or any Onshore Stage 1 Retained IP Transferor or Offshore Stage 1 Retained IP Transferor) retains any right, title or interest with respect to such Stage 1 Retained IP, the Parties shall use reasonable best efforts to transfer such Stage 1 Retained IP as promptly as practicable following the Issuance Closing for no additional consideration and such Stage 1 Retained IP shall remain subject to, and continued to be licensed by the Seller to the Purchaser pursuant to the terms of, the 2014 IPLA (excluding, for the avoidance of doubt, provisions with respect to the accrual and payment of the Alipay Royalty or New FIG Royalty thereunder) until such time as the applicable Stage 1 Retained IP or the Seller’s, the Onshore Stage 1 Retained IP Transferor’s or Offshore Stage 1 Retained IP Transferor’s respective right, title or interest therein is transferred to the Purchaser (or the applicable Onshore Stage 1 Retained IP Transferee(s) or Offshore Stage 1 Retained IP Transferee(s)) in accordance with this Section 2.2(b).

(viii)                        IP Transfer Agreements. To effectuate the transfers of Stage 1 Retained IP pursuant to this Section 2.2(b), on or prior to the Issuance Closing Date, each Party shall execute and deliver, or cause its applicable Affiliates to execute and deliver, as applicable to the other Party (A) an offshore intellectual property transfer agreement in substantially the same form attached as Part 1 of Exhibit I or, if the transfer of the Offshore Stage 1 Retained IP is by way of transfer of the equity in one or more Affiliates of the Seller, share purchase agreements in substantially the same form attached as Part 2 of Exhibit I (each of the foregoing an “Offshore IP Transfer Agreement”) and (B) an onshore intellectual property transfer agreement in substantially the form attached as Exhibit G (the “Onshore IP Transfer Agreement”), together with any other agreements and documents as may be reasonably required for the purposes of completing the transactions contemplated by this Section 2.2(b). In the case of a transfer by way of transfer of the equity in one or more Affiliates of the Seller, the Seller shall take, and shall cause its Affiliates to take, such actions, including the execution and delivery of documents in recordable form, as may be reasonably necessary to vest, secure, and perfect the rights, titles and interests of the transferred Affiliate in and to the Offshore Stage 1 Retained IP, whether before, at or after the transfer of the transferred Affiliate.

(ix)                              Schedule 2.2(b)(i) and Schedule 2.2(b)(iii) may be updated as mutually agreed by the Purchaser and the Seller prior to the Issuance Closing to reflect (a) additional Trademarks assigned by Purchaser or a Subsidiary of Purchaser to Seller or a Subsidiary of Seller pursuant to Section 4.4(b) of the 2014 IPLA following the Amendment Date and prior to the Issuance Closing that are derivative of, confusingly similar to or associated with the Trademarks on Schedule 2.2(b)(i) and Schedule 2.2(b)(iii), or (b) Trademarks for which the Purchaser has assumed responsibility for the prosecution thereof in accordance with Section 4.4(c) of the 2014 IPLA.

(c)                                  Other Retained IP.

(i)                                     Regulatory Requirement Transfer. If the Purchaser or any of its Subsidiaries receives notice of a requirement by the applicable Governmental Authority in Mainland China that all or any portion of the New FIG Business-Exclusive IP then-owned by the Seller or any of its Subsidiaries be owned by the Purchaser or any of its Subsidiaries then, on or as soon as reasonably practicable following receipt by the Seller of such notice, the Seller shall, and shall cause its Subsidiaries to, convey, assign and transfer, free and clear of any Encumbrances other than Permitted Encumbrances, to Alipay Hong Kong, or to another wholly owned Subsidiary of the Purchaser designated by the Purchaser, that portion of the New FIG Business-Exclusive IP required by the applicable Governmental Authority in Mainland China to be owned by Purchaser, and such entity shall acquire and accept from the Seller and its Subsidiaries the New FIG Business-Exclusive IP, in consideration of the payment by the applicable transferee to the Seller of an amount equal to the filing, prosecution and maintenance costs of such New FIG Business-Exclusive IP incurred by the Seller and its Subsidiaries after the Issuance Closing Date and before the date of such transfer not previously reimbursed or paid to Seller or its Subsidiaries by the Purchaser or its Subsidiaries provided, however, that in the event the transfer of such New FIG Business-Exclusive IP to such other Subsidiary of the Purchaser requires the Seller to pay additional Taxes or obtain additional approvals of Governmental Authorities, the Purchaser shall pay to the Seller a sum equal to the expenses incurred in connection with obtaining such approvals and any additional Taxes incurred by the Seller in respect of such transfer, and provided, further, that no transfer of any such New FIG Business-Exclusive IP shall be made under this Section 2.2(c)(i) without the consent of each of the Purchaser and the Seller (with notice thereof provided to the Seller Audit Committee) if such transfer would have the effect of altering any payment amount owed pursuant to the Amended IPLA.

(ii)                                  Remaining Termination Transfer. On or as soon as reasonably practicable after the termination of the Amended IPLA, the Seller shall, and shall cause its Subsidiaries to, convey, assign and transfer, free and clear of any Encumbrances other than Permitted Encumbrances, any and all Retained IP not previously transferred to the Purchaser or its Subsidiaries (the “Remaining Retained IP”) to Alipay Hong Kong, or to another wholly owned Subsidiary of the Purchaser designated by the Purchaser (provided, however, that in the event the transfer of the Remaining Retained IP to such other Subsidiary of the Purchaser requires the Seller to pay additional Taxes or obtain additional approvals of Governmental Authorities, the Purchaser shall pay to the Seller a sum equal to the expenses incurred in connection with obtaining such approvals and any additional Taxes incurred by the Seller in respect of such transfer, provided, further, however, that any Offshore Remaining Retained IP shall be transferred to the Offshore Remaining Retained IP Transferee(s) designated by the Purchaser), and such entity shall acquire and accept from the Seller and its Subsidiaries the Remaining Retained IP, in consideration of the payment by the applicable transferee to the Seller, subject to this Section 2.2(c)(ii), of an amount equal to the IP Costs with respect to such Remaining Retained IP for the period from the Issuance Closing Date until the date of such transfer not previously reimbursed or paid to the Seller or its Subsidiaries by the Purchaser or its Subsidiaries. Notwithstanding the foregoing, if the Purchaser has incurred or accrued any obligation to fund any Funded Amounts prior to such termination pursuant to Section 2.6(b) (even if not required to be paid until after such termination), including any Funded Amount

Shortfall, the applicable transferee(s) shall pay to the Seller or its Subsidiaries, in consideration of the transfer of all or a portion of the Remaining Retained IP, to the extent agreed by the Purchaser and the Alibaba Independent Committee pursuant to Section 2.6(b)(i), an amount equal to the Remaining Retained IP Value with respect to the Remaining Retained IP as necessary to fulfill any such Funded Amounts or Funded Amounts Shortfall that remain outstanding and unpaid following such termination (for the avoidance of doubt, only to the extent of such outstanding and unpaid Funded Amounts or Funded Amounts Shortfall, without duplication) (such payment, the “Remaining Retained IP Termination Funding”).

(iii)                               IPO Retained IP Transfer. Notwithstanding any provision in Section 2.2(c)(i) or Section 2.2(c)(iv), if and to the extent required by any relevant stock exchange or Governmental Authority, or for the purpose of obtaining the legal opinion that is required in connection with the submission of a compliant application for an IPO that the Purchaser reasonably expects to be a Purchaser Qualified IPO or an Alipay Qualified IPO that any of the Remaining Retained IP must be transferred to the Purchaser or its Subsidiaries prior to the termination of the Amended IPLA, the Seller shall, and shall cause its Subsidiaries to, convey, assign and transfer, free and clear of any Encumbrances other than Permitted Encumbrances, such Remaining Retained IP, to the Purchaser or to a wholly owned Subsidiary of the Purchaser designated by the Purchaser, and such entity shall acquire and accept from the Seller and its Subsidiaries the Remaining Retained IP, upon an IPO Kick-Off with respect to such IPO or any other time agreed by the Seller and the Purchaser (the “IPO Retained IP Transfer”) in consideration of the payment by the applicable Remaining Retained IP Transferee(s) to the Seller, subject to this Section 2.2(c)(iii), of an amount (if any) equal to the IP Costs with respect to such Remaining Retained IP for the period from the Issuance Closing Date until the date of the IPO Retained IP Transfer not previously reimbursed or paid to the Seller or its Subsidiaries by the Purchaser or its Subsidiaries. Notwithstanding the foregoing, if the Purchaser has incurred or accrued any obligation to fund any Funded Amounts prior to the IPO Retained IP Transfer pursuant to Section 2.6(b) (even if not required to be paid until after the time of the IPO Retained IP Transfer), including any Funded Amount Shortfall, the applicable transferee(s) shall pay to the Seller, in consideration of the transfer of all or a portion of the Remaining Retained IP, to the extent agreed by the Purchaser and the Alibaba Independent Committee pursuant to Section 2.6(b)(i), an amount equal to the Remaining Retained IP Value with respect to such Remaining Retained IP as necessary to fulfill any such Funded Amounts or Funded Amounts Shortfall that remain outstanding and unpaid following the IPO Retained IP Transfer (for the avoidance of doubt, only to the extent of such outstanding and unpaid Funded Amounts or Funded Amounts Shortfall, without duplication) (such payment, the “Remaining Retained IP IPO Funding”). Upon the closing of the Purchaser Qualified IPO or Alipay Qualified IPO, as applicable, the Amended IPLA (including the payment of the Alipay Royalty and the New FIG Royalty, subject to Section 2.6) shall be terminated automatically without further action by the parties thereto. If the Purchaser Qualified IPO or Alipay Qualified IPO has not closed within two (2) years after the date of the related IPO Kick-Off in the case of an A-Share IPO or within fifteen (15) months after the date of the related IPO Kick-Off in the case of an Other IPO, the Purchaser shall, or shall cause its applicable Subsidiaries to, convey, assign and transfer to the Seller or to a wholly owned Subsidiary of the Seller designated by the Seller the Remaining Retained IP transferred to the Purchaser and/or its Subsidiaries in the IPO Retained IP Transfer in consideration for the Seller’s payment in cash to the Purchaser or such Purchaser Subsidiaries of an amount equivalent to any amounts actually paid by the Purchaser or the relevant Purchaser Subsidiaries to the Seller or any of its Subsidiaries in connection with the IPO Retained IP Transfer.

(iv)                              Periodic Retained IP Transfers. If at any time prior to the transfer by or on behalf of the Seller to the Purchaser or its Subsidiaries of all of the Remaining Retained IP in accordance with this Agreement (e.g., prior to the termination of the Amended IPLA or an IPO Kick-Off), an obligation to fund any Funded Amounts has accrued or shall accrue on the terms and subject to the conditions set forth in Section 2.6(b)(i), to the extent agreed by the Purchaser and the Alibaba Independent Committee pursuant to Section 2.6(b)(i) and with respect to the Remaining Retained IP that was not previously transferred as of such time to the Purchaser or its Subsidiaries pursuant to this Section 2.2(c)(iv) and that is designated for such purpose by the Purchaser and the Seller, (A) in the case of any Onshore Remaining Retained IP, the Seller shall, and shall cause its applicable Subsidiaries to, sell, convey, assign and transfer, free and clear of any Encumbrances other than Permitted Encumbrances, their respective right, title and interest in and to the Onshore Remaining Retained IP so designated to the Onshore Remaining Retained IP Transferee(s) designated by the Purchaser, and such Onshore Remaining Retained IP Transferee(s) shall acquire and accept from the Seller and its applicable Subsidiaries such right, title and interest in and to the Onshore Remaining Retained IP so designated, in consideration for the payment by the applicable Onshore Remaining IP Transferee(s) to the Seller of an amount equal to the Remaining Retained IP Value with respect to such Onshore Remaining Retained IP, in cash in Renminbi, and (B) in the case of Offshore Remaining Retained IP, the Seller shall, and shall cause its applicable Subsidiaries to, sell, convey, assign and transfer, free and clear of any Encumbrances other than Permitted Encumbrances, their respective right, title and interest in and to the Offshore Remaining Retained IP so designated to the Offshore Remaining Retained IP Transferee(s) designated by the Purchaser, and such Offshore Remaining Retained IP Transferee(s) shall acquire and accept from the Seller and its applicable Subsidiaries such right, title and interest in and to the Offshore Remaining Retained IP so designated, in consideration for the payment by the applicable Offshore Remaining IP Transferee(s) to the Seller of an amount equal to the Remaining Retained IP Value with respect to such Offshore Remaining Retained IP multiplied by the Exchange Rate on the date that the obligation to fund the Funded Amount has accrued, in cash in U.S. Dollars (the payments described in the foregoing clauses (A) and (B), the “Remaining Retained IP Funding”).

(v)                                 Prior to the Issuance Closing, the Purchaser and the Seller shall prepare and agree as to a Schedule 2.2(c)(v) to this Agreement to reflect the Remaining Retained IP existing as of the Issuance Closing, and shall continue to update Schedule 2.2(c)(v) thereafter during the term of the Amended IPLA to reflect any additional Remaining Retained IP prior to conducting any of the transfers thereof by or on behalf of the Seller to the Purchaser pursuant to this Section 2.2(c).

(vi)                              The Purchaser and its Subsidiaries shall be responsible for any VAT, enterprise income tax and stamp duty incurred by the Seller or any of its Subsidiaries with respect to the transfer of the Onshore Remaining Retained IP.

(vii)                           For the avoidance of doubt, the transfer of the Remaining Retained IP pursuant to this Section 2.2(c) may be by way of transfer to one or more Affiliates of the Purchaser of the equity in one or more Affiliates of the Seller holding the Remaining

Retained IP. To effectuate the transfers of the Remaining Retained IP, if and when applicable pursuant to this Section 2.2(c), each Party shall execute and deliver, or cause its applicable Affiliates to execute and deliver, as applicable, to the other Party assignment agreements substantially similar to the terms of the applicable Offshore IP Transfer Agreement and Onshore IP Transfer Agreement (in each case, excluding the payment terms of such agreements), together with any other agreements and documents as may be reasonably required for the purposes of completing the transactions contemplated by this Section 2.2(c).

(viii)                        If, at any time following the Issuance Closing Date and prior to the IPO Kick-Off, either the Seller or the Purchaser identifies (i) any Stage 1 Retained IP or Remaining Retained IP that it reasonably believes should not have been transferred to the Purchaser or a Subsidiary of the Purchaser pursuant to Section 2.2(b) or Section 2.2(c), as applicable, because the applicable Stage 1 Retained IP or Remaining Retained IP did not fall within the definition of “Retained IP,” was erroneously transferred to the Purchaser or a Purchaser Subsidiary or otherwise, or (ii) any Intellectual Property owned by the Seller or a Subsidiary of the Seller that should have been transferred to the Purchaser or a Subsidiary of the Purchaser pursuant to Section 2.2(b) or Section 2.2(c), because such Intellectual Property falls within the definition of “Retained IP,” were erroneously omitted from the Stage 1 Retained IP or Remaining Retained IP or otherwise, then such Party shall promptly notify the other Party and such Parties shall discuss such issue in good faith. If such Parties mutually agree (acting reasonably) that: (A) any such Stage 1 Retained IP or Remaining Retained IP should not have been so transferred to the Purchaser or a Subsidiary of the Purchaser, the Purchaser shall promptly transfer, and shall cause any applicable Subsidiary of the Purchaser to transfer, the applicable Stage 1 Retained IP or Remaining Retained IP back to the Seller or a Subsidiary identified by the Seller in consideration for the Seller’s payment to the Purchaser of an amount to be mutually agreed by the Parties and (B) any such Intellectual Property of the Seller or a Subsidiary of the Seller should have been transferred to the Purchaser or a Subsidiary of the Purchaser as Stage 1 Retained IP or Remaining Retained IP, then the Seller shall promptly transfer the applicable Intellectual Property to the Purchaser or a Subsidiary of the Purchaser in consideration for the Purchaser’s payment to the Seller of an amount to be mutually agreed by such Parties.

(ix)                              For clarity, all Remaining Retained IP constituting Patents or software that is assigned or transferred by or on behalf of the Seller or a Seller Subsidiary to the Purchaser or a Purchaser Subsidiary pursuant to this Section 2.2 shall be subject to the licenses, immunities and other rights granted by the Purchaser to the Seller pursuant to the Cross-License Agreement on the terms and subject to the conditions of (and to the extent set forth in) the Cross-License Agreement, notwithstanding the earlier execution of the Cross-License Agreement as of the Issuance Closing.

Section 2.5                                    Stage 1 Retained IP Payments.

(a)                                 Closing Stage 1 Retained IP Payments. At the Issuance Closing, subject to the consummation of the Issuance on the terms and subject to the conditions set forth in Section 2.3, the Purchaser shall cause (i) the applicable Onshore Stage 1 Retained IP Transferee(s) to pay in accordance with Section 2.6(c) to each applicable Onshore Stage 1 Retained IP Transferor, without duplication, (A) in consideration of the sale and transfer of the

Seller’s and the Onshore Stage 1 Retained IP Transferors’ respective right, title and interest in and to the Onshore Stage 1a Retained IP pursuant to Section 2.2(b)(i), an amount in RMB in cash equal to the Onshore Stage 1a Retained IP Value, allocated among the Onshore Stage 1 Retained IP Transferors in proportion to the value of the Onshore Stage 1a Retained IP they hold, and (B) in consideration of the sale and transfer of the Seller’s and the Onshore Stage 1 Retained IP Transferors’ respective right, title and interest in and to the Onshore Stage 1b Retained IP pursuant to Section 2.2(b)(ii), an amount in cash in RMB equal to the Onshore Stage 1b Retained IP Value, allocated among the Onshore Stage 1 Retained IP Transferors in proportion to the value of the Onshore Stage 1b Retained IP they hold, and (ii) the applicable Offshore Stage 1 Retained IP Transferee(s) or other relevant Affiliates of the Purchaser (as provided under the relevant Offshore IP Transfer Agreement) to pay in accordance with Section 2.6(c), without duplication, in consideration of the sale and transfer of the Offshore Stage 1 Retained IP Transferors’ respective right, title and interest in and to the Offshore Stage 1b Retained IP pursuant to Section (b)(iv), an amount in U.S. Dollars in cash equal to the Offshore Stage 1b Retained IP Value multiplied by the Deferred Obligation Exchange Rate, to the Seller or relevant Affiliates of the Seller (as provided under the relevant Offshore IP Transfer Agreement) exclusive of any applicable VAT.

(b)                                 Deferred Stage 1 Retained IP Payments. At the Issuance Closing, subject to the consummation of the Issuance on the terms and subject to the conditions set forth in Section 2.3, the applicable Offshore Stage 1 Retained IP Transferee(s) or other relevant Affiliates of the Purchaser (as provided under the relevant Offshore IP Transfer Agreement) shall incur a binding obligation to pay or cause to be paid in accordance with Section 2.5(c) to the Seller or relevant Affiliates of the Seller (as provided under the relevant Offshore IP Transfer Agreement), without duplication and without interest, in consideration of the sale and transfer of the Seller’s and the Offshore Stage 1 Retained IP Transferors’ respective right, title and interest in and to the Offshore Stage 1a Retained IP pursuant to Section 2.2(b)(iii), an amount in U.S. Dollars equal to the Offshore Stage 1a Retained IP Value multiplied by the Deferred Obligation Exchange Rate (such payment, the “Deferred Retained IP Payments”). The payment made to the Seller pursuant to this Section 2.5(b) may be further allocated by the Seller among the Offshore Stage 1 Retained IP Transferors and the Seller’s relevant Affiliates as provided under the relevant Offshore IP Transfer Agreement.

(c)                                  Timing of Payment of the Deferred Retained IP Payments. The Purchaser shall, and shall cause the applicable Stage 1 Retained IP Transferee(s) or other relevant Affiliates of the Purchaser (as provided under the relevant Offshore IP Transfer Agreement), to pay the Deferred Retained IP Payments, without interest, in satisfaction of the obligations incurred pursuant to Section 2.5(b), at such time and in such amounts as the Purchaser may elect in its sole discretion but in any event shall pay such the Deferred Retained IP Payments in full no later than the earlier of (i) the one (1) year anniversary of a Purchaser Qualified IPO and (ii) the five (5) year anniversary of the Issuance Closing Date; provided, that, if and to the extent required or reasonably expected to be required prior to such time by any relevant stock exchange or Governmental Authority in connection with an IPO that the Purchaser reasonably expects to be a Purchaser Qualified IPO or an Alipay Qualified IPO, or as the Seller and the Purchaser may reasonably determine would be advisable in connection with such IPO, upon an IPO Kick-Off or such earlier time as may be required to permit an IPO Kick-Off to occur, or any other time agreed by the Seller and the Purchaser, any and all obligations hereunder to pay the then-

outstanding balance of Deferred Retained IP Payments incurred pursuant to Section 2.5(b) shall be extinguished in full in consideration for the execution and delivery of one or more unsecured promissory notes mutually agreed to by the Purchaser and the Seller, consistent with the terms set forth in Part 1 of Schedule 2.5(c) and issued by the applicable Offshore Retained IP Transferee(s) to the applicable Offshore Retained IP Transferors in the aggregate amount of the then-outstanding balance of Deferred Retained IP Payments (all such notes, the “Deferred IP Payment Notes”).

Annex 2

Exhibit B to Purchase Agreement

Annex 3

Exhibit I to Purchase Agreement

EXHIBIT I

Part 1

EXHIBIT I

Part 2